UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

Parametric Sound Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-54020	27-2767540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1941 Ramrod Avenue, Suite #100
Henderson, Nevada 89014

(Address of Principal Executive Offices)
____________________

888-477-2150
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

Effective October 8, 2010, we granted an aggregate of 1,555,000 stock options pursuant to the terms of our 2010 Stock Option Plan to nine individuals who are either directors, executive officers, key employees or key consultants of our company. These stock options provide each holder the right to purchase shares of our company for a term of five years subject to certain conditions. The stock options vest quarterly over two years, subject to continued service, and no options are exercisable into common stock before the first quarterly vesting on December 31, 2010.  We issued the stock options relying on exemptions from registration provided by Section 4(2) of the Securities Act of 1933.

Executive officer, Elwood G. Norris was granted 750,000 of these options exercisable at $0.33 per common share, executive officer James A. Barnes was granted 650,000 of these options exercisable at $0.30 per common share, director Daniel M. Hunter was granted 25,000 of these options exercisable at $0.30 per common share with all other issued options exercisable at $0.30 per common share.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           As previously reported our Current Report on Form 8-K dated October 1, 2010, Mr. Daniel M. Hunter was appointed as an independent director of the Board effective on September 27, 2010. On November 19, 2010 the Board set the cash director fees for non-employee/non-executive officer directors at $3,000 per fiscal quarter commencing for the quarter commenced October 1, 2010 plus reasonable out of pocket expenses with such fee inclusive of any committee roles or meetings until and unless otherwise so designated by the Board. At this time Mr. Hunter is the only director to be paid director fees.

 (e)           On November 19, 2010, the Company’s Board approved monthly cash compensation to its two executive officers as follows:

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The monthly base compensation for Mr. Elwood G. Norris as President and CEO shall be $10,000 per month effective October 2010 and that such monthly amount shall be deferred and accrue, without interest, until the Board of Directors determines sufficient funds are available to pay such amounts as so accrued.

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The monthly base compensation for Mr. Barnes for part-time services (currently about 30 hours per week) as CFO, Treasurer and Secretary shall be $7,500 per month effective October 2010 payable to Sunrise Capital, Inc. (wholly owned by him) and that such monthly amount shall be deferred and accrue, without interest, until the Board of Directors determines sufficient funds are available to pay such amounts as so accrued.

Neither executive officer has any written or unwritten employment or termination agreement or arrangement.

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Item 5.05.	Amendment to the Registrant’s Code of Ethics or Waiver of a Provision of the Code of Ethics.

On November 19, 2010, the Company’s Board of Directors adopted a Code of Business Conduct and Ethics for all employees, directors and executive officers, which is included herein as Exhibits 14.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
14.1	Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 23, 2010

Parametric Sound Corporation

By: /s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary

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